Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS THIRD QUARTER FINANCIAL RESULTS

Richmond, Va., October 20, 2022 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (Nasdaq: AUB) reported net income available to common shareholders of $55.1 million and basic and diluted earnings per common share of $0.74 for the third quarter ended September 30, 2022. Adjusted operating earnings available to common shareholders(1) were $55.1 million, diluted adjusted operating earnings per common share(1) were $0.74, and pre-tax pre-provision adjusted operating earnings available to common shareholders(1) were $73.4 million for the third quarter ended September 30, 2022.

“We believe the third quarter financial results show that Atlantic Union Bankshares is delivering on what we said we would do - with upper single digit annualized loan growth, double digit deposit growth, strong credit quality, an expanding net interest margin and positive operating leverage,” said John C. Asbury, president and chief executive officer of Atlantic Union. “We continue to see resiliency and positive market dynamics in our footprint, which combined with our asset sensitivity, gives us confidence in our ability to achieve our top tier financial targets.”

“Operating under the mantra of soundness, profitability and growth – in that order of priority - Atlantic Union remains committed to generating sustainable, profitable growth and building long term value for our shareholders.”

NET INTEREST INCOME

For the third quarter of 2022, net interest income was $150.7 million, an increase of $11.9 million from $138.8 million for the second quarter of 2022. Net interest income (FTE)(1) was $154.6 million in the third quarter of 2022, an increase of $12.2 million from the second quarter of 2022. The increases in net interest income and net interest income (FTE)(1) were primarily driven by increases in loan yields on the Company’s variable rate loans due to higher market interest rates, higher interest income due to average loan growth from the prior quarter, and the additional day count in the third quarter, compared to the second quarter. These increases were partially offset by decreases in Paycheck Protection Program (“PPP)” and fair value accretion interest income and increases in deposit and borrowing costs as a result of increases in short-term market rates and average deposit growth from the prior quarter. The third quarter net interest margin increased 19 basis points from the prior quarter to 3.34% at September 30, 2022, and the net interest margin (FTE)(1) increased 19 basis points during the same period to 3.43%. Earning asset yields increased by 42 basis points in the third quarter of 2022 compared to the second quarter due to the impact of rising market interest rates on loans and investment securities yields. The cost of funds increased from the prior quarter by 23 basis points to 45 basis points at September 30, 2022, driven by higher deposit and borrowing costs as noted above.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion related to acquisition accounting was $1.1 million for the quarter ended September 30, 2022, representing a decrease of $1.6 million from the prior quarter. The first, second, and third quarters of 2022 and the remaining estimated net accretion impact are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended March 31, 2022	$2,253	$(10)	$(203)	$2,040
For the quarter ended June 30, 2022	2,879	(11)	(207)	2,661
For the quarter ended September 30, 2022	1,326	(11)	(209)	1,106
For the remaining three months of 2022 (estimated)	945	(12)	(208)	725
For the years ending (estimated):
2023	3,338	(31)	(852)	2,455
2024	2,714	(4)	(877)	1,833
2025	2,123	(1)	(900)	1,222
2026	1,707	—	(926)	781
2027	1,306	—	(953)	353
Thereafter	6,469	—	(7,994)	(1,525)
Total remaining acquisition accounting fair value adjustments at September 30, 2022	$18,602	$(48)	$(12,710)	$5,844

ASSET QUALITY

Overview

During the third quarter of 2022, nonperforming assets (“NPAs”) as a percentage of loans remained low at 0.21% at September 30, 2022. Accruing past due loan levels as a percentage of total loans held for investment at September 30, 2022 totaled 21 basis points, which was a 6 basis point increase from June 30, 2022, and a 9 basis point decrease from September 30, 2021. Net charge-off levels remained low at 0.02% of total average loans (annualized) for the third quarter of 2022. The allowance for credit losses (“ACL”) totaled $119.0 million at September 30, 2022, a $5.8 million increase from the prior quarter.

Nonperforming Assets

At September 30, 2022, NPAs totaled $28.6 million, a decrease of $2.5 million from June 30, 2022. The following table shows a summary of NPA balances at the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Nonaccrual loans	$26,500	$29,070	$29,032	$31,100	$35,472
Foreclosed properties	2,087	2,065	1,696	1,696	1,696
Total nonperforming assets	$28,587	$31,135	$30,728	$32,796	$37,168

The following table shows the activity in nonaccrual loans for the quarter ended (dollars in thousands):

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Beginning Balance	$29,070	$29,032	$31,100	$35,472	$36,399
Net customer payments	(3,725)	(2,472)	(4,132)	(5,068)	(4,719)
Additions	1,302	3,203	2,087	1,294	4,177
Charge-offs	(125)	(311)	(23)	(598)	(385)
Transfers to foreclosed property	(22)	(382)	—	—	—
Ending Balance	$26,500	$29,070	$29,032	$31,100	$35,472

Past Due Loans

Past due loans still accruing interest totaled $29.0 million or 0.21% of total loans held for investment at September 30, 2022, compared to $20.4 million or 0.15% of total loans held for investment at June 30, 2022, and $38.8 million or 0.30% of total loans held for investment at September 30, 2021. The increase in past due loan levels in the third quarter of 2022 as compared to the second quarter of 2022 was primarily due to increases in past due credit relationships within the commercial real estate – owner occupied and commercial and industrial portfolios. Of the total past due loans still accruing interest, $7.4 million or 0.05% of total loans held for investment were loans past due 90 days or more at September 30, 2022, compared to $4.6 million or 0.03% of total loans held for investment at June 30, 2022, and $11.0 million or 0.08% of total loans held for investment at September 30, 2021.

Allowance for Credit Losses

At September 30, 2022, the ACL was $119.0 million and included an allowance for loan and lease losses (“ALLL”) of $108.0 million and a reserve for unfunded commitments (“RUC”) of $11.0 million. The ACL at September 30, 2022 increased $5.8 million from June 30, 2022, primarily due to increased uncertainty in the macroeconomic outlook and the impact of loan growth in the third quarter of 2022.

The ACL as a percentage of total loans increased to 0.86% at September 30, 2022, compared to 0.83% at June 30, 2022. The ALLL as a percentage of total loans was 0.78% at September 30, 2022, compared to 0.76% at June 30, 2022.

Net Charge-offs

Net charge-offs were $587,000 or 0.02% of total average loans on an annualized basis for the quarter ended September 30, 2022, compared to $939,000 or 0.03% (annualized) for the second quarter of 2022, and $113,000 or less than 0.01% (annualized) for the third quarter of 2021. On a year-to-date basis through September 30, 2022, net charge-offs totaled $1.5 million or 0.02% of total average loans (annualized).

Provision for Credit Losses

For the quarter ended September 30, 2022, the Company recorded a provision for credit losses of $6.4 million, compared to a provision for credit losses of $3.6 million in the previous quarter, and a negative provision for credit losses of $18.8 million recorded during the same quarter in 2021. The provision for credit losses for the third quarter of 2022 reflected a provision of $4.4 million for loan and lease losses and a $2.0 million reserve for unfunded commitments.

NONINTEREST INCOME

Noninterest income decreased $12.7 million to $25.6 million for the quarter ended September 30, 2022 from $38.3 million in the prior quarter, primarily due to the impact of the sale of Dixon, Hubard, Feinour & Brown, Inc. (“DHFB”), as the prior quarter included a $9.1 million pre-tax gain on the transaction within other operating income. In addition, the current quarter’s fiduciary and asset management fees decreased $2.8 million from the prior quarter due to a decrease in assets under management primarily driven by the DHFB sale. Other decreases from the prior quarter include a $1.3 million decrease in service charges on deposit accounts, reflective of the changes to the Company’s overdraft policy, a $810,000 decrease in mortgage banking income due to a decline in mortgage origination volumes and lower gain on sales margins, and a $550,000 reduction in loan related interest rate swap fee income driven by a decrease in average transaction swap fees. These noninterest income category decreases were partially offset by increases of $819,000 primarily related to syndication, foreign exchange, and other capital market transaction fees, included in other operating income, an increase of $729,000 in bank owned life insurance income due to mortality benefits, and an increase of $193,000 in interchange fees.

NONINTEREST EXPENSE

Noninterest expense increased to $99.9 million for the quarter ended September 30, 2022 from $98.8 million in the prior quarter, primarily driven by a $1.3 million increase in salaries and benefits expense due primarily to elevated new hire recruiting expenses and lower deferred loan origination costs resulting from changes in loan originations production mix from the prior quarter. In addition, other expenses increased from the prior quarter by $1.1 million primarily driven by OREO gains of $631,000 realized in the prior quarter. The increases to noninterest expense were partially offset by a $1.2 million decline in professional services expense primarily driven by lower strategic project costs.

INCOME TAXES

The effective tax rate for the three months ended September 30, 2022 was 17.0%, compared to 16.7% for the three months ended June 30, 2022, as the prior quarter reflected the impact of discrete items related to the sale of DHFB.

BALANCE SHEET

At September 30, 2022, total assets were $20.0 billion, an increase of $288.4 million or approximately 5.8% (annualized) from June 30, 2022, and an increase of $14.6 million or approximately 0.1% from September 30, 2021. Total assets increased from the prior quarter due to the increase in total loans held for investment (net of deferred fees and costs) of $263.3 million driven by loan growth, as well as an increase in cash and cash equivalents of $150.0 million due to deposit growth, partially offset by a decline in the investment securities portfolio of $179.4 million primarily related to the impact of market interest rate increases on the market value of the available for sale securities portfolio.

At September 30, 2022, loans held for investment (net of deferred fees and costs) totaled $13.9 billion, including $12.1 million in PPP loans, an increase of $263.3 million or 7.7% (annualized) from $13.7 billion, including $21.7 million in PPP loans, at June 30, 2022. Average loans held for investment (net of deferred fees and costs) totaled $13.7 billion at September 30, 2022, an increase of $207.9 million or 6.1% (annualized) from the prior quarter. Excluding the effects of the PPP(1), adjusted loans held for investment (net of deferred fees and costs) at September 30, 2022 increased $272.9 million or 7.9% (annualized) from June 30, 2022 and adjusted average loans increased $237.0 million or 7.0% (annualized) from the prior quarter. At September 30, 2022, loans held for investment (net of deferred fees and costs) increased $779.1 million or 5.9% from September 30, 2021, and quarterly average loans increased $281.8 million or 2.1% from the same period in the prior year. Excluding the effects of the PPP(1), adjusted loans held for investment (net of deferred fees and costs) at September 30, 2022 increased $1.2 billion or 9.7% from the same period in the prior year, and adjusted quarterly average loans during the third quarter of 2022 increased $954.8 million or 7.5% from the same period in the prior year.

At September 30, 2022, total deposits were $16.5 billion, an increase of $417.6 million or approximately 10.3% (annualized) from June 30, 2022. Average deposits at September 30, 2022 also increased from the prior quarter by $297.2 million or 7.3% (annualized). Total deposits at September 30, 2022 decreased $75.9 million or 0.5% from September 30, 2021, and quarterly average deposits at September 30, 2022 decreased $229.9 million or 1.4% from the same period in the prior year. The decrease in total deposits from the prior year was primarily due to maturing high cost time deposits.

The following table shows the Company’s capital ratios at the quarters ended:

	September 30,	June 30,	September 30,
	2022	2022	2021
Common equity Tier 1 capital ratio (2)	9.96%	9.96%	10.37%
Tier 1 capital ratio (2)	10.98%	11.00%	11.49%
Total capital ratio (2)	13.80%	13.86%	13.78%
Leverage ratio (Tier 1 capital to average assets) (2)	9.32%	9.26%	8.97%
Common equity to total assets	10.60%	11.32%	12.68%
Tangible common equity to tangible assets (1)	6.11%	6.78%	8.16%

For the quarter ended September 30, 2022, the Company’s common equity to total assets capital ratio and the tangible common equity to tangible assets capital ratio decreased from the prior quarter and prior year primarily due to the unrealized losses on the available for sale securities portfolio recorded in other comprehensive income due to market interest rate increases in the third quarter of 2022.

During the third quarter of 2022, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the second quarter of 2022 and the third quarter of 2021. During the third quarter of 2022, the Company also declared and paid cash dividends of $0.30 per common share, an increase of $0.02 or approximately 7.1% from the second quarter of 2022 and the third quarter of 2021.

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see Alternative Performance Measures (non-GAAP) section of the Key Financial Results.

(2) All ratios at September 30, 2022 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 114 branches and approximately 130 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

THIRD QUARTER 2022 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Thursday, October 20, 2022 during which management will review the financial results for the three and nine months ended September 30, 2022 and provide an update on recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/st4hi3qy.

For analysts who wish to participate in the call, please register at the following URL:

https://register.vevent.com/register/BI0d0b7ad4bc21407885cc5e244e5d623f. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the periods ended September 30, 2022, the Company has provided supplemental performance measures on a tax-equivalent, tangible, operating, adjusted or pre-tax pre-provision basis. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotes, statements regarding the Company’s outlook on future economic conditions and the impacts of the current economic uncertainties, estimates with respect to the remaining net accretion related to acquisition accounting, statements that include, projections, predictions, expectations, or beliefs about future events or results, including the Company’s ability to meet its top tier financial targets, or otherwise that are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, the Company will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to the effects of or changes in:

●	market interest rates and the impacts on macroeconomic conditions, customer and client behavior, the Company’s funding costs and the Company’s loan and securities portfolio;
●	inflation and its impacts on economic growth and customer and client behavior;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which the Company operates and which its loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of the Company’s loan or investment portfolios and changes therein;
●	demand for loan products and financial services in the Company’s market areas;
●	the Company’s ability to manage its growth or implement its growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	the Company’s ability to recruit and retain key employees;
●	real estate values in the Company’s lending area;
●	an insufficient ACL;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on the Company’s financial statements;
●	volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by conditions arising out of the COVID-19 pandemic, inflation, changing interest rates, or other factors;
●	the Company’s liquidity and capital positions;
●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of the Company’s credit processes and management of the Company’s credit risk;
●	the Company’s ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts (such as the ongoing conflict between Russia and Ukraine) or public health events (such as COVID-19), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of the Company's borrowers to satisfy their obligations to the Company, on the value of collateral securing loans, on the demand for the Company's loans or its other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on the Company’s liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of the Company's business operations and on financial markets and economic growth;
●	the effect of steps the Company takes in response to the COVID-19 pandemic, the severity and duration of the pandemic, the uncertainty regarding new variants of COVID-19 that have emerged, the speed and efficacy of vaccine and treatment developments, the impact of loosening or tightening of government restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein;

●	the discontinuation of LIBOR and its impact on the financial markets, and the Company’s ability to manage operational, legal, and compliance risks related to the discontinuation of LIBOR and implementation of one or more alternate reference rates;
●	performance by the Company’s counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	legislative or regulatory changes and requirements;
●	potential claims, damages, and fines related to litigation or government actions;
●	the effects of changes in federal, state or local tax laws and regulations;
●	any event or development that would cause the Company to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond the control of the Company.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, all forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in the press release, and undue reliance should not be placed on such forward-looking statements. Forward-looking statements speak only as of the date they are made. The Company does not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/22	06/30/22	09/30/21	09/30/22	09/30/21
Results of Operations
Interest and dividend income	$171,156	$148,755	$146,379	$458,367	$444,904
Interest expense	20,441	9,988	8,891	37,954	31,970
Net interest income	150,715	138,767	137,488	420,413	412,934
Provision for credit losses	6,412	3,559	(18,850)	12,771	(59,888)
Net interest income after provision for credit losses	144,303	135,208	156,338	407,642	472,822
Noninterest income	25,584	38,286	29,938	94,023	89,388
Noninterest expenses	99,923	98,768	95,343	304,012	299,251
Income before income taxes	69,964	74,726	90,933	197,653	262,959
Income tax expense	11,894	12,500	16,368	33,667	46,821
Net income	58,070	62,226	74,565	163,986	216,138
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$55,103	$59,259	$71,598	$155,085	$207,237

Interest earned on earning assets (FTE) (1)	$174,998	$152,332	$149,543	$469,122	$454,265
Net interest income (FTE) (1)	154,557	142,344	140,652	431,168	422,295
Total revenue (FTE) (1)	180,141	180,630	170,590	525,191	511,683
Pre-PPP total adjusted revenue (FTE) (1) (10)	179,687	170,204	159,408	511,325	474,790
Pre-tax pre-provision adjusted operating earnings (8)	76,376	69,205	72,074	206,852	218,581
Pre-PPP pre-tax pre-provision adjusted operating earnings (8) (10)	75,922	67,859	60,901	202,066	181,775

Key Ratios
Earnings per common share, diluted	$0.74	$0.79	$0.94	$2.07	$2.66
Return on average assets (ROA)	1.15%	1.27%	1.47%	1.10%	1.45%
Return on average equity (ROE)	9.45%	10.21%	10.88%	8.72%	10.59%
Return on average tangible common equity (ROTCE) (2) (3)	17.21%	18.93%	18.79%	15.69%	18.31%
Efficiency ratio	56.68%	55.78%	56.95%	59.10%	59.57%
Efficiency ratio (FTE) (1)	55.47%	54.68%	55.89%	57.89%	58.48%
Net interest margin	3.34%	3.15%	3.05%	3.16%	3.10%
Net interest margin (FTE) (1)	3.43%	3.24%	3.12%	3.24%	3.17%
Yields on earning assets (FTE) (1)	3.88%	3.46%	3.31%	3.52%	3.41%
Cost of interest-bearing liabilities	0.68%	0.35%	0.30%	0.43%	0.36%
Cost of deposits	0.37%	0.15%	0.14%	0.21%	0.18%
Cost of funds	0.45%	0.22%	0.19%	0.28%	0.24%

Operating Measures (4)
Adjusted operating earnings	$58,070	$54,244	$74,558	$160,355	$228,391
Adjusted operating earnings available to common shareholders	55,103	51,277	71,591	151,454	219,490
Adjusted operating earnings per common share, diluted	$0.74	$0.69	$0.94	$2.02	$2.81
Adjusted operating ROA	1.15%	1.10%	1.47%	1.08%	1.54%
Adjusted operating ROE	9.45%	8.90%	10.88%	8.53%	11.19%
Adjusted operating ROTCE (2) (3)	17.21%	16.47%	18.79%	15.34%	19.35%
Adjusted operating efficiency ratio (FTE) (1)(7)	54.09%	55.88%	53.91%	56.20%	53.36%

Per Share Data
Earnings per common share, basic	$0.74	$0.79	$0.94	$2.07	$2.66
Earnings per common share, diluted	0.74	0.79	0.94	2.07	2.66
Cash dividends paid per common share	0.30	0.28	0.28	0.86	0.81
Market value per share	30.38	33.92	36.85	30.38	36.85
Book value per common share	28.46	29.95	33.60	28.46	33.60
Tangible book value per common share (2)	15.61	17.07	20.55	15.61	20.55
Price to earnings ratio, diluted	10.37	10.68	9.88	10.99	10.36
Price to book value per common share ratio	1.07	1.13	1.10	1.07	1.10
Price to tangible book value per common share ratio (2)	1.95	1.99	1.79	1.95	1.79
Weighted average common shares outstanding, basic	74,703,699	74,847,899	76,309,355	75,029,000	77,988,151
Weighted average common shares outstanding, diluted	74,705,054	74,849,871	76,322,736	75,034,084	78,007,543
Common shares outstanding at end of period	74,703,774	74,688,314	75,645,031	74,703,774	75,645,031

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/22	06/30/22	09/30/21	09/30/22	09/30/21
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.96%	9.96%	10.37%	9.96%	10.37%
Tier 1 capital ratio (5)	10.98%	11.00%	11.49%	10.98%	11.49%
Total capital ratio (5)	13.80%	13.86%	13.78%	13.80%	13.78%
Leverage ratio (Tier 1 capital to average assets) (5)	9.32%	9.26%	8.97%	9.32%	8.97%
Common equity to total assets	10.60%	11.32%	12.68%	10.60%	12.68%
Tangible common equity to tangible assets (2)	6.11%	6.78%	8.16%	6.11%	8.16%

Financial Condition
Assets	$19,950,231	$19,661,799	$19,935,657	$19,950,231	$19,935,657
Loans held for investment (net of deferred fees and costs)	13,918,720	13,655,408	13,139,586	13,918,720	13,139,586
Securities	3,640,722	3,820,078	3,807,723	3,640,722	3,807,723
Earning Assets	17,790,324	17,578,979	17,795,784	17,790,324	17,795,784
Goodwill	925,211	925,211	935,560	925,211	935,560
Amortizable intangibles, net	29,142	31,621	46,537	29,142	46,537
Deposits	16,546,216	16,128,635	16,622,160	16,546,216	16,622,160
Borrowings	669,558	797,948	385,765	669,558	385,765
Stockholders' equity	2,281,150	2,391,476	2,694,439	2,281,150	2,694,439
Tangible common equity (2)	1,160,440	1,268,287	1,545,985	1,160,440	1,545,985

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,068,201	$988,379	$877,351	$1,068,201	$877,351
Commercial real estate - owner occupied	1,953,872	1,965,702	2,027,299	1,953,872	2,027,299
Commercial real estate - non-owner occupied	3,900,325	3,860,819	3,730,720	3,900,325	3,730,720
Multifamily real estate	774,970	762,502	776,287	774,970	776,287
Commercial & Industrial	2,709,047	2,595,891	2,580,190	2,709,047	2,580,190
Residential 1-4 Family - Commercial	542,612	553,771	624,347	542,612	624,347
Residential 1-4 Family - Consumer	891,353	865,174	822,971	891,353	822,971
Residential 1-4 Family - Revolving	588,452	583,073	557,803	588,452	557,803
Auto	561,277	525,301	425,436	561,277	425,436
Consumer	172,776	180,045	182,039	172,776	182,039
Other Commercial	755,835	774,751	535,143	755,835	535,143
Total loans held for investment	$13,918,720	$13,655,408	$13,139,586	$13,918,720	$13,139,586

Deposits
Interest checking accounts	$4,354,351	$3,943,303	$4,016,505	$4,354,351	$4,016,505
Money market accounts	3,962,473	3,956,050	4,152,986	3,962,473	4,152,986
Savings accounts	1,173,566	1,165,577	1,079,735	1,173,566	1,079,735
Time deposits of $250,000 and over	415,984	360,158	546,199	415,984	546,199
Other time deposits	1,348,904	1,342,009	1,497,897	1,348,904	1,497,897
Time deposits	1,764,888	1,702,167	2,044,096	1,764,888	2,044,096
Total interest-bearing deposits	$11,255,278	$10,767,097	$11,293,322	$11,255,278	$11,293,322
Demand deposits	5,290,938	5,361,538	5,328,838	5,290,938	5,328,838
Total deposits	$16,546,216	$16,128,635	$16,622,160	$16,546,216	$16,622,160

Averages
Assets	$19,980,500	$19,719,402	$20,056,570	$19,873,644	$19,890,155
Loans held for investment (net of deferred fees and costs)	13,733,447	13,525,529	13,451,674	13,521,507	13,827,002
Loans held for sale	15,063	20,634	30,035	16,779	43,162
Securities	3,818,607	3,930,912	3,679,977	3,981,308	3,438,285
Earning assets	17,879,222	17,646,470	17,910,389	17,803,550	17,824,607
Deposits	16,488,224	16,191,056	16,718,144	16,397,790	16,433,470
Time deposits	1,745,224	1,667,378	2,109,131	1,726,341	2,288,530
Interest-bearing deposits	11,163,945	10,824,465	11,512,825	11,091,115	11,483,654
Borrowings	703,272	765,886	395,984	660,995	456,184
Interest-bearing liabilities	11,867,217	11,590,351	11,908,809	11,752,110	11,939,838
Stockholders' equity	2,436,999	2,445,045	2,718,032	2,513,522	2,728,605
Tangible common equity (2)	1,315,085	1,304,536	1,567,937	1,378,240	1,574,961

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/22	06/30/22	09/30/21	09/30/22	09/30/21
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$104,184	$102,591	$118,261	$99,787	$160,540
Add: Recoveries	1,214	1,018	2,153	3,745	6,498
Less: Charge-offs	1,801	1,957	2,266	5,267	7,852
Add: Provision for loan losses	4,412	2,532	(16,350)	9,744	(57,388)
Ending balance, ALLL	$108,009	$104,184	$101,798	$108,009	$101,798

Beginning balance, Reserve for unfunded commitment (RUC)	$9,000	$8,000	$10,000	$8,000	$10,000
Add: Provision for unfunded commitments	2,000	1,000	(2,500)	3,000	(2,500)
Ending balance, RUC	$11,000	$9,000	$7,500	$11,000	$7,500
Total ACL	$119,009	$113,184	$109,298	$119,009	$109,298

ACL / total outstanding loans	0.86%	0.83%	0.83%	0.86%	0.83%
ACL / total adjusted loans(9)	0.86%	0.83%	0.86%	0.86%	0.86%
ALLL / total outstanding loans	0.78%	0.76%	0.77%	0.78%	0.77%
ALLL / total adjusted loans(9)	0.78%	0.76%	0.80%	0.78%	0.80%
Net charge-offs / total average loans	0.02%	0.03%	0.00%	0.02%	0.01%
Net charge-offs / total adjusted average loans(9)	0.02%	0.03%	0.00%	0.02%	0.01%
Provision for loan losses/ total average loans	0.13%	0.08%	(0.48)%	0.10%	(0.55)%
Provision for loan losses/ total adjusted average loans(9)	0.13%	0.08%	(0.51)%	0.10%	(0.60)%

Nonperforming Assets (6)
Construction and land development	$421	$581	$2,710	$421	$2,710
Commercial real estate - owner occupied	4,883	4,996	7,786	4,883	7,786
Commercial real estate - non-owner occupied	1,923	3,301	4,174	1,923	4,174
Multifamily real estate	—	—	113	—	113
Commercial & Industrial	2,289	2,728	2,062	2,289	2,062
Residential 1-4 Family - Commercial	1,962	2,031	2,445	1,962	2,445
Residential 1-4 Family - Consumer	11,121	12,084	12,150	11,121	12,150
Residential 1-4 Family - Revolving	3,583	3,069	3,723	3,583	3,723
Auto	318	279	255	318	255
Consumer	—	1	54	—	54
Nonaccrual loans	$26,500	$29,070	$35,472	$26,500	$35,472
Foreclosed property	2,087	2,065	1,696	2,087	1,696
Total nonperforming assets (NPAs)	$28,587	$31,135	$37,168	$28,587	$37,168
Construction and land development	$115	$1	$304	$115	$304
Commercial real estate - owner occupied	3,517	792	1,886	3,517	1,886
Commercial real estate - non-owner occupied	621	642	1,175	621	1,175
Commercial & Industrial	526	322	1,256	526	1,256
Residential 1-4 Family - Commercial	308	184	1,091	308	1,091
Residential 1-4 Family - Consumer	680	1,112	2,462	680	2,462
Residential 1-4 Family - Revolving	1,255	997	2,474	1,255	2,474
Auto	148	134	209	148	209
Consumer	86	79	173	86	173
Other Commercial	95	329	—	95	—
Loans ≥ 90 days and still accruing	$7,351	$4,592	$11,030	$7,351	$11,030
Total NPAs and loans ≥ 90 days	$35,938	$35,727	$48,198	$35,938	$48,198
NPAs / total outstanding loans	0.21%	0.23%	0.28%	0.21%	0.28%
NPAs / total adjusted loans(9)	0.21%	0.23%	0.29%	0.21%	0.29%
NPAs / total assets	0.14%	0.16%	0.19%	0.14%	0.19%
ALLL / nonaccrual loans	407.58%	358.39%	286.98%	407.58%	286.98%
ALLL/ nonperforming assets	377.83%	334.62%	273.89%	377.83%	273.89%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/22	06/30/22	09/30/21	09/30/22	09/30/21
Past Due Detail (6)
Construction and land development	$120	$645	$744	$120	$744
Commercial real estate - owner occupied	7,337	1,374	735	7,337	735
Commercial real estate - non-owner occupied	—	511	1,302	—	1,302
Commercial & Industrial	796	2,581	11,089	796	11,089
Residential 1-4 Family - Commercial	1,410	1,944	807	1,410	807
Residential 1-4 Family - Consumer	1,123	594	406	1,123	406
Residential 1-4 Family - Revolving	1,115	1,368	1,092	1,115	1,092
Auto	1,876	1,841	1,548	1,876	1,548
Consumer	409	361	790	409	790
Other Commercial	—	11	631	—	631
Loans 30-59 days past due	$14,186	$11,230	$19,144	$14,186	$19,144
Construction and land development	$107	$—	$58	$107	$58
Commercial real estate - owner occupied	763	807	61	763	61
Commercial real estate - non-owner occupied	457	—	570	457	570
Commercial & Industrial	3,128	546	3,328	3,128	3,328
Residential 1-4 Family - Commercial	97	474	698	97	698
Residential 1-4 Family - Consumer	1,449	1,646	2,188	1,449	2,188
Residential 1-4 Family - Revolving	1,081	731	587	1,081	587
Auto	257	213	202	257	202
Consumer	101	210	317	101	317
Other Commercial	—	—	600	—	600
Loans 60-89 days past due	$7,440	$4,627	$8,609	$7,440	$8,609

Past Due and still accruing	$28,977	$20,449	$38,783	$28,977	$38,783
Past Due and still accruing / total loans	0.21%	0.15%	0.30%	0.21%	0.30%

Troubled Debt Restructurings
Performing	$10,333	$10,662	$11,335	$10,333	$11,335
Nonperforming	5,298	7,298	7,365	5,298	7,365
Total troubled debt restructurings	$15,631	$17,960	$18,700	$15,631	$18,700

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$150,715	$138,767	$137,488	$420,413	$412,934
FTE adjustment	3,842	3,577	3,164	10,755	9,361
Net interest income (FTE) (non-GAAP)	$154,557	$142,344	$140,652	$431,168	$422,295
Noninterest income (GAAP)	25,584	38,286	29,938	94,023	89,388
Total revenue (FTE) (non-GAAP)	$180,141	$180,630	$170,590	$525,191	$511,683

Average earning assets	$17,879,222	$17,646,470	$17,910,389	$17,803,550	$17,824,607
Net interest margin	3.34%	3.15%	3.05%	3.16%	3.10%
Net interest margin (FTE)	3.43%	3.24%	3.12%	3.24%	3.17%

Tangible Assets (2)
Ending assets (GAAP)	$19,950,231	$19,661,799	$19,935,657	$19,950,231	$19,935,657
Less: Ending goodwill	925,211	925,211	935,560	925,211	935,560
Less: Ending amortizable intangibles	29,142	31,621	46,537	29,142	46,537
Ending tangible assets (non-GAAP)	$18,995,878	$18,704,967	$18,953,560	$18,995,878	$18,953,560

Tangible Common Equity (2)
Ending equity (GAAP)	$2,281,150	$2,391,476	$2,694,439	$2,281,150	$2,694,439
Less: Ending goodwill	925,211	925,211	935,560	925,211	935,560
Less: Ending amortizable intangibles	29,142	31,621	46,537	29,142	46,537
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,160,440	$1,268,287	$1,545,985	$1,160,440	$1,545,985

Average equity (GAAP)	$2,436,999	$2,445,045	$2,718,032	$2,513,522	$2,728,605
Less: Average goodwill	925,211	935,446	935,560	932,035	935,560
Less: Average amortizable intangibles	30,347	38,707	48,179	36,891	51,728
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,315,085	$1,304,536	$1,567,937	$1,378,240	$1,574,961

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$55,103	$59,259	$71,598	$155,085	$207,237
Plus: Amortization of intangibles, tax effected	1,959	2,303	2,671	6,663	8,436
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$57,062	$61,562	$74,269	$161,748	$215,673

Return on average tangible common equity (ROTCE)	17.21%	18.93%	18.79%	15.69%	18.31%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/22	06/30/22	09/30/21	09/30/22	09/30/21
Operating Measures (4)
Net income (GAAP)	$58,070	$62,226	$74,565	$163,986	$216,138
Plus: Net loss related to balance sheet repositioning, net of tax	—	—	—	—	11,609
Less: (Loss) gain on sale of securities, net of tax	—	(2)	7	(2)	69
Less: Gain on sale of DHFB, net of tax	—	7,984	—	7,984	—
Plus: Branch closing and facility consolidation costs, net of tax	—	—	—	4,351	713
Adjusted operating earnings (non-GAAP)	58,070	54,244	74,558	160,355	228,391
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Adjusted operating earnings available to common shareholders (non-GAAP)	$55,103	$51,277	$71,591	$151,454	$219,490

Noninterest expense (GAAP)	$99,923	$98,768	$95,343	$304,012	$299,251
Less: Amortization of intangible assets	2,480	2,915	3,381	8,434	10,679
Less: Losses related to balance sheet repositioning	—	—	—	—	14,695
Less: Branch closing and facility consolidation costs	—	—	—	5,508	902
Adjusted operating noninterest expense (non-GAAP)	$97,443	$95,853	$91,962	$290,070	$272,975

Noninterest income (GAAP)	$25,584	$38,286	$29,938	$94,023	$89,388
Less: (Loss) gain on sale of securities	—	(2)	9	(2)	87
Less: Gain on sale of DHFB	—	9,082	—	9,082	—
Adjusted operating noninterest income (non-GAAP)	$25,584	$29,206	$29,929	$84,943	$89,301

Net interest income (FTE) (non-GAAP) (1)	$154,557	$142,344	$140,652	$431,168	$422,295
Adjusted operating noninterest income (non-GAAP)	25,584	29,206	29,929	84,943	89,301
Total adjusted revenue (FTE) (non-GAAP) (1)	180,141	171,550	170,581	516,111	511,596
Less: PPP accretion interest income and fees	454	1,346	11,173	4,786	36,806
Pre-PPP total adjusted revenue (FTE) (non-GAAP) (1) (10)	$179,687	$170,204	$159,408	$511,325	$474,790

Efficiency ratio	56.68%	55.78%	56.95%	59.10%	59.57%
Efficiency ratio (FTE) (1)	55.47%	54.68%	55.89%	57.89%	58.48%
Adjusted operating efficiency ratio (FTE) (1)(7)	54.09%	55.88%	53.91%	56.20%	53.36%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$58,070	$54,244	$74,558	$160,355	$228,391

Average assets (GAAP)	$19,980,500	$19,719,402	$20,056,570	$19,873,644	$19,890,155
Return on average assets (ROA) (GAAP)	1.15%	1.27%	1.47%	1.10%	1.45%
Adjusted operating return on average assets (ROA) (non-GAAP)	1.15%	1.10%	1.47%	1.08%	1.54%

Average equity (GAAP)	$2,436,999	$2,445,045	$2,718,032	$2,513,522	$2,728,605
Return on average equity (ROE) (GAAP)	9.45%	10.21%	10.88%	8.72%	10.59%
Adjusted operating return on average equity (ROE) (non-GAAP)	9.45%	8.90%	10.88%	8.53%	11.19%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$55,103	$51,277	$71,591	$151,454	$219,490
Plus: Amortization of intangibles, tax effected	1,959	2,303	2,671	6,663	8,436
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$57,062	$53,580	$74,262	$158,117	$227,926

Average tangible common equity (non-GAAP)	$1,315,085	$1,304,536	$1,567,937	$1,378,240	$1,574,961
Adjusted operating return on average tangible common equity (non-GAAP)	17.21%	16.47%	18.79%	15.34%	19.35%

Pre-tax pre-provision adjusted operating earnings (8)
Net income (GAAP)	$58,070	$62,226	$74,565	$163,986	$216,138
Plus: Provision for credit losses	6,412	3,559	(18,850)	12,771	(59,888)
Plus: Income tax expense	11,894	12,500	16,368	33,667	46,821
Plus: Net loss related to balance sheet repositioning	—	—	—	—	14,695
Less: (Loss) gain on sale of securities	—	(2)	9	(2)	87
Less: Gain on sale of DHFB	—	9,082	—	9,082	—
Plus: Branch closing and facility consolidation costs	—	—	—	5,508	902
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$76,376	$69,205	$72,074	$206,852	$218,581
Less: Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$73,409	$66,238	$69,107	$197,951	$209,680

Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$76,376	$69,205	$72,074	$206,852	$218,581
Less: PPP accretion interest income and fees	454	1,346	11,173	4,786	36,806
Pre-PPP pre-tax pre-provision adjusted operating earnings (non-GAAP) (10)	$75,922	$67,859	$60,901	$202,066	$181,775

Weighted average common shares outstanding, diluted	74,705,054	74,849,871	76,322,736	75,034,084	78,007,543
Pre-tax pre-provision earnings per common share, diluted	$0.98	$0.88	$0.91	$2.64	$2.69

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Nine Months Ended
	09/30/22	06/30/22	09/30/21	09/30/22	09/30/21
Adjusted Loans (9)
Loans held for investment (net of deferred fees and costs) (GAAP)	$13,918,720	$13,655,408	$13,139,586	$13,918,720	$13,139,586
Less: PPP adjustments (net of deferred fees and costs)	12,146	21,749	466,609	12,146	466,609
Total adjusted loans (non-GAAP)	$13,906,574	$13,633,659	$12,672,977	$13,906,574	$12,672,977

Average loans held for investment (net of deferred fees and costs) (GAAP)	$13,733,447	$13,525,529	$13,451,674	$13,521,507	$13,827,002
Less: Average PPP adjustments (net of deferred fees and costs)	14,280	43,391	687,259	53,246	1,059,130
Total adjusted average loans (non-GAAP)	$13,719,167	$13,482,138	$12,764,415	$13,468,261	$12,767,872

Mortgage Origination Held for Sale Volume
Refinance Volume	$5,637	$14,916	$49,154	$53,753	$241,401
Purchase Volume	66,360	84,551	93,819	209,206	250,523
Total Mortgage loan originations held for sale	$71,997	$99,467	$142,973	$262,959	$491,924
% of originations held for sale that are refinances	7.8%	15.0%	34.4%	20.4%	49.1%

Wealth
Assets under management ("AUM")	$4,065,059	$4,415,537	$6,377,518	$4,065,059	$6,377,518

Other Data
End of period full-time employees	1,890	1,856	1,918	1,890	1,918
Number of full-service branches	114	114	130	114	130
Number of automatic transaction machines ("ATMs")	131	131	149	131	149

(1)	These are non-GAAP financial measures. Net interest income (FTE) and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude the losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gain on the sale of DHFB, as well as branch closing and facility consolidation costs (principally composed of real estate, leases and other assets write downs, as well as severance associated with branch closing and corporate expense reduction initiatives). The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the organization’s operations. Prior periods reflect adjustments for previously announced branch closing and corporate expense reduction initiatives.

(5)	All ratios at September 30, 2022 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	These balances reflect the impact of the CARES Act and the joint guidance issued by the five federal bank regulatory agencies and the Conference of State Bank Supervisors on March 22, 2020, as subsequently revised on April 7, 2020, which provides relief for TDR designations and also provides guidance on past due reporting for modified loans.
(7)	The adjusted operating efficiency ratio (FTE) excludes the amortization of intangible assets, gains or losses on sale of securities, gain on the sale of DHFB, losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), as well as branch closing and facility consolidation costs. This measure is similar to the measure utilized by the Company when analyzing corporate performance and is also similar to the measure utilized for incentive compensation. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations. Prior periods reflect adjustments for previously announced branch closing and corporate expense reduction initiatives.
(8)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, losses related to balance sheet repositioning (principally composed of losses on debt extinguishment), gains or losses on sale of securities, gain on the sale of DHFB, as well as branch closing and facility consolidation costs. The Company believes this adjusted measure provides investors with important information about the combined economic results of the organization’s operations. Prior periods reflect adjustments for previously announced branch closing and corporate expense reduction initiatives.
(9)	These are non-GAAP financial measures. PPP adjustment impact excludes the unforgiven portion of PPP loans. The Company believes loans held for investment (net of deferred fees and costs), excluding PPP is useful to investors as it provides more clarity on the Company’s organic growth. The Company also believes that the related non-GAAP financial measures of past due loans still accruing interest as a percentage of total loans held for investment (net of deferred fees and costs), excluding PPP, are useful to investors as loans originated under the PPP carry a Small Business Administration (“SBA”) guarantee. The Company believes that the ALLL as a percentage of loans held for investment (net of deferred fees and costs), excluding PPP, is useful to investors because of the size of the Company’s PPP originations and the impact of the embedded credit enhancement provided by the SBA guarantee.
(10)	These are non-GAAP financial measures. The Company believes excluding PPP accretion interest income and fees from operating earnings is useful to investors as it provides more clarity on the Company’s non-PPP related income.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	September 30,	December 31,	September 30,
	2022	2021	2021
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$177,969	$180,963	$255,648
Interest-bearing deposits in other banks	211,785	618,714	807,225
Federal funds sold	1,188	2,824	377
Total cash and cash equivalents	390,942	802,501	1,063,250
Securities available for sale, at fair value	2,717,323	3,481,650	3,195,176
Securities held to maturity, at carrying value	841,349	628,000	535,722
Restricted stock, at cost	82,050	76,825	76,825
Loans held for sale, at fair value	12,889	20,861	35,417
Loans held for investment, net of deferred fees and costs	13,918,720	13,195,843	13,139,586
Less: allowance for loan and lease losses	108,009	99,787	101,798
Total loans held for investment, net	13,810,711	13,096,056	13,037,788
Premises and equipment, net	126,374	134,808	159,588
Goodwill	925,211	935,560	935,560
Amortizable intangibles, net	29,142	43,312	46,537
Bank owned life insurance	437,988	431,517	430,341
Other assets	576,252	413,706	419,453
Total assets	$19,950,231	$20,064,796	$19,935,657
LIABILITIES
Noninterest-bearing demand deposits	$5,290,938	$5,207,324	$5,328,838
Interest-bearing deposits	11,255,278	11,403,744	11,293,322
Total deposits	16,546,216	16,611,068	16,622,160
Securities sold under agreements to repurchase	146,182	117,870	95,181
Other short-term borrowings	133,800	—	—
Long-term borrowings	389,576	388,724	290,584
Other liabilities	453,307	237,063	233,293
Total liabilities	17,669,081	17,354,725	17,241,218
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	98,845	100,101	100,062
Additional paid-in capital	1,769,858	1,807,368	1,804,617
Retained earnings	874,393	783,794	760,164
Accumulated other comprehensive income (loss)	(462,119)	18,635	29,423
Total stockholders' equity	2,281,150	2,710,071	2,694,439
Total liabilities and stockholders' equity	$19,950,231	$20,064,796	$19,935,657

Common shares outstanding	74,703,774	75,663,648	75,645,031
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2022	2022	2021	2022	2021
Interest and dividend income:
Interest and fees on loans	$144,673	$123,266	$124,999	$382,139	$383,575
Interest on deposits in other banks	941	157	291	1,229	454
Interest and dividends on securities:
Taxable	14,750	14,695	11,230	43,110	32,102
Nontaxable	10,792	10,637	9,859	31,889	28,773
Total interest and dividend income	171,156	148,755	146,379	458,367	444,904
Interest expense:
Interest on deposits	15,386	6,097	5,837	25,966	22,203
Interest on short-term borrowings	1,229	555	22	1,805	91
Interest on long-term borrowings	3,826	3,336	3,032	10,183	9,676
Total interest expense	20,441	9,988	8,891	37,954	31,970
Net interest income	150,715	138,767	137,488	420,413	412,934
Provision for credit losses	6,412	3,559	(18,850)	12,771	(59,888)
Net interest income after provision for credit losses	144,303	135,208	156,338	407,642	472,822
Noninterest income:
Service charges on deposit accounts	6,784	8,040	7,198	22,421	19,314
Other service charges, commissions and fees	1,770	1,709	1,534	5,134	4,970
Interchange fees	2,461	2,268	2,203	6,539	6,252
Fiduciary and asset management fees	4,134	6,939	7,029	18,329	20,323
Mortgage banking income	1,390	2,200	4,818	6,707	17,692
Bank owned life insurance income	3,445	2,716	2,727	8,858	8,202
Loan-related interest rate swap fees	2,050	2,600	1,102	8,510	4,176
Other operating income	3,550	11,814	3,327	17,525	8,459
Total noninterest income	25,584	38,286	29,938	94,023	89,388
Noninterest expenses:
Salaries and benefits	56,600	55,305	53,534	170,203	156,959
Occupancy expenses	6,408	6,395	7,251	19,685	21,705
Furniture and equipment expenses	3,673	3,590	4,040	10,860	11,919
Technology and data processing	8,273	7,862	7,534	23,930	21,657
Professional services	3,504	4,680	3,792	12,274	13,161
Marketing and advertising expense	2,343	2,502	2,548	7,008	7,330
FDIC assessment premiums and other insurance	3,094	2,765	2,172	8,344	6,798
Franchise and other taxes	4,507	4,500	4,432	13,506	13,303
Loan-related expenses	1,575	1,867	1,503	5,218	5,289
Amortization of intangible assets	2,480	2,915	3,381	8,434	10,679
Loss on debt extinguishment	—	—	—	—	14,695
Other expenses	7,466	6,387	5,156	24,550	15,756
Total noninterest expenses	99,923	98,768	95,343	304,012	299,251
Income before income taxes	69,964	74,726	90,933	197,653	262,959
Income tax expense	11,894	12,500	16,368	33,667	46,821
Net income	$58,070	$62,226	$74,565	163,986	216,138
Dividends on preferred stock	2,967	2,967	2,967	8,901	8,901
Net income available to common shareholders	$55,103	$59,259	$71,598	$155,085	$207,237

Basic earnings per common share	$0.74	$0.79	$0.94	$2.07	$2.66
Diluted earnings per common share	$0.74	$0.79	$0.94	$2.07	$2.66

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	September 30, 2022			June 30, 2022
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$2,193,279	$14,750	2.67%	$2,322,024	$14,695	2.54%
Tax-exempt	1,625,328	13,661	3.33%	1,608,888	13,465	3.36%
Total securities	3,818,607	28,411	2.95%	3,930,912	28,160	2.87%
Loans, net (3)	13,733,447	145,433	4.20%	13,525,529	123,764	3.67%
Other earning assets	327,168	1,154	1.40%	190,029	408	0.86%
Total earning assets	$17,879,222	$174,998	3.88%	$17,646,470	$152,332	3.46%
Allowance for loan and lease losses	(104,746)			(103,211)
Total non-earning assets	2,206,024			2,176,143
Total assets	$19,980,500			$19,719,402

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$8,247,650	$11,342	0.55%	$7,987,888	$3,082	0.15%
Regular savings	1,171,071	64	0.02%	1,169,199	55	0.02%
Time deposits	1,745,224	3,980	0.90%	1,667,378	2,960	0.71%
Total interest-bearing deposits	11,163,945	15,386	0.55%	10,824,465	6,097	0.23%
Other borrowings	703,272	5,055	2.85%	765,886	3,891	2.04%
Total interest-bearing liabilities	$11,867,217	$20,441	0.68%	$11,590,351	$9,988	0.35%

Noninterest-bearing liabilities:
Demand deposits	5,324,279			5,366,591
Other liabilities	352,005			317,415
Total liabilities	$17,543,501			$17,274,357
Stockholders' equity	2,436,999			2,445,045
Total liabilities and stockholders' equity	$19,980,500			$19,719,402
Net interest income		$154,557			$142,344

Interest rate spread			3.20%			3.11%
Cost of funds			0.45%			0.22%
Net interest margin			3.43%			3.24%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from actual, not rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.